UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

February 19, 2004
(Date of report; date of
earliest event reported)

Commission file number: 333-105077

CAPITAL AUTO RECEIVABLES, INC.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

DELAWARE (State or other jurisdiction of incorporation)	38-3082892 (IRS Employer Identification No.)

c/o General Motors Acceptance Corporation
200 Renaissance Center
P.O. Box 200 Detroit, Michigan
48265-2000
(Address of Principal Executive Offices, including Zip Code)

(313) 556-5000
(Registrant’s Telephone Number, Including Area Code)

TABLE OF CONTENTS	1
ITEM 5. OTHER EVENTS	2
ITEM 7. EXHIBITS	2
SIGNATURES	2
EXHIBIT INDEX	3
Series Term Sheet dated February 19, 2004	4

ITEM 5. OTHER EVENTS

On February 19, 2004, the registrant made available to prospective investors a series term sheet setting forth a description of the collateral pool and the proposed structure. Capital Auto Receivables Asset Trust 2004-1 will issue the following: Class A-1 Floating Rate Asset Backed Notes in the Aggregate Principal Amount of $553,000,000, Class A-2      % Asset Backed Notes in the Aggregate Principal Amount of $475,000,000, Class A-3 Asset Backed Notes in the Aggregate Principal Amount of $640,000,000, Class A-4      % Asset Backed Notes in the Aggregate Principal Amount of $303,000,000, and      % Asset Backed Certificates with an aggregate initial Certificate Balance of $60,973,326.13. Only the Class A-2 Notes, the Class A-3 Notes, the Class A-4 Notes and the Certificates are being offered for sale. Capital Auto Receivables, Inc. will initially retain Certificates with an initial Certificate Balance of $613,326.13. The series term sheet is attached hereto as Exhibit 99.

ITEM 7. EXHIBITS

Exhibit 99	The following is filed as an Exhibit to this Report under Exhibit 99.

Series Term Sheet dated February 19, 2004, with respect to the proposed issuance of the Class A-1 Asset Backed Notes, Class A-2 Asset Backed Notes, Class A-3 Asset Backed Notes, Class A-4 Asset Backed Notes and the Asset Backed Certificates of Capital Auto Receivables Asset Trust 2004-1.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAPITAL AUTO RECEIVABLES, INC. (Registrant)

/s/ William F. Muir
Dated: February 19, 2004
William F. Muir Chairman of the Board

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EXHIBIT INDEX

EXHIBIT NO	DESCRIPTION
EX-99	Series Term Sheet dated February 19, 2004 with respect to the proposed issuance of the Class A-1 Asset Backed Notes, Class A-2 Asset Backed Notes, Class A-3 Asset Backed Notes, Class A-4 Asset Backed Notes and the Asset Backed Certificates of Capital Auto Receivables Asset Trust 2004-1.

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